UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2013

United Security Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-14549	63-0843362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

131 West Front Street,
POST Office Box 249
Thomasville, Alabama 36784
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code) (334) 636-5424

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of A.J. “Lonnie” Strickland, III to the Board of Directors

On February 28, 2013, the Board of Directors (the “Board”) of United Security Bancshares, Inc. (the “Company”), in accordance with the Company’s Certificate of Incorporation and Amended and Restated Bylaws and upon the recommendation of the Board’s Nominating, Executive and Corporate Governance Committee, voted unanimously to increase the size of the Board from eleven (11) to twelve (12) directors and to elect A.J. “Lonnie” Strickland, III to fill the vacancy created by the increase in the size of the Board, effective as of February 28, 2013.  The Board appointed Dr. Strickland to serve on the Audit Committee of the Board.  Dr. Strickland will also serve on the Board of Directors of First United Security Bank, a wholly-owned subsidiary of the Company (the “Bank”).  The Board of Directors of the Bank appointed Dr. Strickland to serve on the Asset/Liability Committee of the Bank.

Dr. Strickland is the John R. Miller Professor of Strategic Management in the Graduate School of Business at the University of Alabama, a position he has held since 1969.  Dr. Strickland is a director of American Equity Investment Life Holding Company and Twenty Services, Inc., and a former director of Statesman.  Dr. Strickland is also the co-author of many strategic management books and texts used at universities worldwide.  In addition, he conducts frequent industry and competitive analyses of domestic and international firms.  Dr. Strickland has extensive knowledge of strategic management and the finance industry arising from his academic and practical experience.

There are no arrangements or understandings between Dr. Strickland and any other person pursuant to which he was appointed to the positions with the Company and the Bank described above.  Additionally, there are no related person transactions involving Dr. Strickland and the Company that would require disclosure under Item 404(a) of Regulation S-K.

The Board has affirmatively determined that Dr. Strickland is independent under Nasdaq listing standards and is otherwise qualified to serve on the Board and the committees to which he has been appointed.  Dr. Strickland will receive the compensation described in the section titled “Director Compensation – Fees” included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 3, 2012.

Director Indemnification Agreement

On February 28, 2013, the Company entered into a Director Indemnification Agreement (the “Indemnification Agreement”) with Dr. Strickland in connection with his membership on the Board.  The Indemnification Agreement is substantially similar to the Director Indemnification Agreements previously entered into between the Company and each of its other current directors.

In general, the Indemnification Agreement provides that the Company will, to the extent permitted by applicable law and subject to certain limitations, indemnify Dr. Strickland against all expenses, judgments, fines and penalties actually and reasonably incurred by Dr. Strickland in connection with the defense or settlement of any civil, criminal, administrative or investigative action, suit or proceeding brought against Dr. Strickland or in which he otherwise becomes involved by reason of his relationship with the Company.  The Indemnification Agreement provides for indemnification rights regarding third-party proceedings and proceedings brought by or in the right of the Company.  Additionally, the Indemnification Agreement provides for the advancement of expenses incurred by Dr. Strickland in connection with any proceeding covered by the agreement, provided that Dr. Strickland must undertake in writing to repay any such amounts to the extent that it is determined that Dr. Strickland is not entitled to indemnification.

No payments pursuant to the Indemnification Agreement are available (i) to indemnify or advance expenses with respect to proceedings initiated or brought voluntarily by Dr. Strickland and not by way of defense, subject to certain exceptions; (ii) to indemnify Dr. Strickland for expenses, judgments, fines or penalties sustained in any proceeding for which payment is actually made to Dr. Strickland under a valid and collectible insurance policy, except in respect of any excess beyond the amount of such insurance payment; (iii) to indemnify Dr. Strickland for any expenses, judgments, fines or penalties sustained in any proceeding for an accounting of profits made from the purchase or sale by Dr. Strickland of securities of the Company pursuant to the provisions of §16(b) of the Securities Exchange Act of 1934, the rules and regulations thereunder and amendments thereto or similar provisions of any federal, state or local statutory law; (iv) to indemnify Dr. Strickland for any expenses, judgments, fines or penalties resulting from Dr. Strickland’s conduct that is finally adjudged to have been willful misconduct, knowingly fraudulent or deliberately dishonest; or (v) if a court of competent jurisdiction finally determines that such payment is unlawful.

The Indemnification Agreement does not exclude any other rights to indemnification or advancement of expenses to which Dr. Strickland may be entitled, including any rights arising under the Company’s certificate of incorporation or bylaws, any other agreement, any vote of the Company’s shareholders or disinterested directors, the Delaware General Corporation Law or otherwise.  The Indemnification Agreement also contains various representations and covenants by the Company as to the maintenance of Directors and Officers Liability Insurance.

          The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the Form of Director Indemnification Agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 30, 2009 and incorporated herein by reference.

Item 8.01.          Other Events.

          On March 1, 2013, the Company issued a press release announcing Dr. Strickland’s election to the Boards of Directors of the Company and the Bank.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.          Financial Statements and Exhibits.

Exhibit Number	Exhibit
10.1	Director Indemnification Agreement (incorporated herein by reference to Exhibit 10.1 to United Security Bancshares, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2009)

99.1	Press Release dated March 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED SECURITY BANCSHARES, INC.
Dated:	March 4, 2013
		By:	/s/ Beverly J. Dozier
		Name:	Beverly J. Dozier
Vice President, Secretary and Assistant Treasurer